Exhibit 23





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





      As independent public accountants, we hereby consent to the incorporation of our report dated February 11, 1998 on the financial statements of The Southern Company and its subsidiaries, included in this Form 8-K, into The Southern Company's previously filed Registration Statement File Nos. 2-78617, 33-3546, 33-30171, 33-51433, 33-54415, 33-57951, 33-58371, 33-60427, 333-09077,
333-44127 and 333-44261.




/s/Arthur Andersen LLP
   Atlanta, Georgia
   February 26, 1998